Media Contact:	Investor Relations Contact:
Mary Jo Rose	Carolyn Bass
925-452-3252	415-445-3232
mrose@taleo.com	cbass@marketstreetpartners.com

Taleo Announces Record-Setting First Quarter Results

-Record application revenue of $47.6 million
-Record total revenue of $55.0 million
-Closes largest Performance Management contract to date
-Taleo Business Edition grows new customer wins by 43% quarter-over-quarter

Dublin, CA – April 28, 2010 – Taleo Corporation (NASDAQ: TLEO), the leading provider of on-demand talent management solutions, today announced its financial results for the quarter ended March 31, 2010.

“This quarter was a testament to a theme we are seeing across our customers’ businesses: talent equals growth,” said Michael Gregoire, Chairman and Chief Executive Officer of Taleo. “As businesses move from cost-cutting to growth, they want insight to find and align the right people with the right initiatives. Customers and prospects alike are embracing Taleo’s talent management solutions to provide that insight and drive their growth strategies.”

First quarter highlights included:

--  Revenues of $55.0 million, an increase of 14.5% year-over-year.
--  Application revenue of $47.6 million, an increase of 15.4%year-over-year.
--  Net income of $0.8 million, or $0.02 per fully diluted share.
--  Non-GAAP net income of $6.9 million, or $0.16 per fully diluted share, an increase of 22.0% year-over-year.
--  Cash flow from operations of $11.4 million.
--  Signed 260 new customers, including 19 new Taleo Enterprise customers and a record 241 new Taleo Business Edition customers.
--  Closed 5 large enterprise deals with annual contract values in excess of $250,000.

--  Closed largest contract in Taleo's history for Talent Management suite, through a contract with Hewitt Associates. The contract expands an existing Taleo Recruiting relationship to include Taleo Performance Management.
-- Closed acquisition of Worldwide Compensation, Inc. on January 1, 2010, adding compensation management to suite of unified talent management solutions.

First quarter customer momentum included:

--  New enterprise customers included: Board of Regents of the University System of Georgia, Brady Corporation, CareFusion 303, Inc., Cincinnati Children's Hospital Medical Center, DAL Global Services – a Delta Airlines company, HealthSouth Corporation, Kwik Trip, Lance, Inc., Outback Steakhouse, RS Components, UNC Healthcare System, United Supermarkets L.L.C., and the University Of Otago.
--  Existing enterprise customers also chose Taleo to build out their suite of Talent Management solutions including: RTI International, and National Heritage Academies, which have added Taleo Performance Management, and CDW, which completed its suite with Taleo Compensation this quarter.
--  New small and medium-sized customers (companies with up to 5,000 employees) included: Bubba Gump, Grand Sierra Resort and Casino, Konica Minolta Systems Lab, NASDAQ, New Look Retailers, Paddy Power and Specialized Bikes. New Talent Management suite customers in this segment include: Capital Care Medical Group, HW Lochner, Jefferson Regional Medical Center, McNeil Technologies, and Teknika HBA.

Taleo delivered the following financial results for the first quarter of 2010:

Revenue: Total revenue for the first quarter was $55.0 million, an increase of 14.5% on a year-over-year basis. Application revenue for the first quarter was $47.6 million, an increase of 15.4% on a year-over-year basis.

Net Income (Loss) and Net Income (Loss) Per Share to Common Stockholders: Net income was $0.8 million for the first quarter, compared to a net loss of $(2.1) million for the same period last year. Net income for the first quarter of 2010 includes $3.1 million in amortization expense related to acquisitions, and $3.2 million in stock-based compensation expense. Net income per fully diluted share was $0.02 for the first quarter, based on 40.3 million fully diluted weighted average shares outstanding, compared to a net loss per share of $(0.07) for the same period last year, based on 30.3 million weighted average shares outstanding.

Non-GAAP Net Income and Non-GAAP Net Income Per Share: Non-GAAP net income was $6.9 million for the first quarter, compared to non-GAAP net income of $5.6 million for the same period last year. Non-GAAP net income includes amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Worldwide Compensation and Vurv acquisitions, and excludes costs associated with our 2009 restatement-related revenue review, acquisition related transaction costs, stock-based compensation expense, amortization of acquired intangibles, and the gain on remeasurement of a previously held interest in Worldwide Compensation. Non-GAAP net income per fully diluted share was $0.16 for the first quarter based on 42.4 million fully diluted weighted average shares outstanding, compared to non-GAAP net income per fully diluted share of $0.18 for the same period last year based on 31.2 million fully diluted weighted average shares outstanding.

Conference Call Details

The company will issue a pre-recorded webcast regarding the quarter at 1:30 pm PT (4:30 pm ET), which will be available on the Investor Relations section of www.taleo.com. The company will then host a live Q&A call at 2:00 pm PT (5:00 pm ET), with Michael Gregoire, Chairman and Chief Executive Officer, and Katy Murray, Chief Financial Officer. This call will also be available via webcast on the Investor Relations section of www.taleo.com.

About Taleo

Taleo (NASDAQ: TLEO) is the leader in on-demand unified talent management solutions that empower organizations of all sizes to better understand and engage their best talent for improved business performance. More than 4,500 organizations use Taleo for talent acquisition, performance and compensation management, including 49 of the Fortune 100 and over 3,800 small and medium sized businesses across 200 countries and territories. Known for its strong configurability and usability, Taleo runs on a world-class infrastructure and offers 99.9% availability. Taleo's Talent Grid harnesses the resources of the Taleo community of customers, candidates, and partners to power the talent needs of companies around the world. www.taleo.com

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo's future financial performance, market growth, the demand for and benefits from the use of Taleo's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo’s Annual Report on Form 10K, as filed with the SEC on March 11, 2010, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo's ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo's industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP measures include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Worldwide Compensation and Vurv acquisitions, and exclude costs associated with our 2009 restatement-related revenue review, acquisition related transaction costs, stock-based compensation expense, amortization of acquired intangibles, and the gain on remeasurement of a previously held interest in Worldwide Compensation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

A historical reconciliation of GAAP to non-GAAP financial measures for past periods can be located on the investor relations section of www.taleo.com.

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$236,701	$244,229
Restricted cash	409	409
Accounts receivable, net	42,017	43,928
Prepaid expenses and other current assets	12,136	10,126
Investment credits receivable	6,403	5,499
Total current assets	297,666	304,191

Property and equipment, net	28,752	23,510
Restricted cash	210	210
Goodwill	102,650	91,027
Other intangibles, net	32,270	30,544
Other assets	5,771	6,895
Total assets	$467,319	$456,377

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$27,375	$23,592
Deferred revenue - application services and customer deposits	60,971	60,140
Deferred revenue - consulting services	17,194	17,523
Capital lease obligation, short-term	267	412
Total current liabilities	105,807	101,667

Long-term deferred revenue - application services and customer deposits	929	201
Long-term deferred revenue - consulting services	13,391	13,220
Other liabilities	3,691	3,973
Capital lease obligation, long-term	85	107
Total liabilities	123,903	119,168

Stockholders' equity:
Capital stock	1	1
Additional paid-in capital	419,645	414,106
Accumulated deficit	(76,211)	(77,029)
Treasury stock	(2,945)	(2,471)
Accumulated other comprehensive income	2,926	2,602
Total stockholders' equity	343,416	337,209
Total liabilities and stockholders' equity	$467,319	$456,377

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenue:
Application	$47,564	$41,204
Consulting	7,482	6,879
Total revenue	55,046	48,083

Cost of revenue (note 1):
Application	10,362	8,925
Amortization of acquired intangibles	951	760
Total cost of application revenue	11,313	9,685
Consulting	6,485	6,273
Total cost of revenue	17,798	15,958

Gross profit	37,248	32,125

Operating expenses (note 1):
Sales and marketing	14,937	13,097
Sales - amortization of acquired intangibles	2,123	2,812
Research and development	10,054	8,537
General and administrative	10,298	9,627
Total operating expenses	37,412	34,073

Loss from operations	(164)	(1,948)

Other income / (expense):
Interest income	127	141
Interest expense	(34)	(41)
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	885	-
Total other income	978	100

Income / (loss) before provision for / benefit from income tax	814	(1,848)

Provision for / (benefit from) income taxes	(4)	237

Income / (loss) attributable to Class A common stockholders	$818	$(2,085)

Income / (loss) per share attributable to Class A common stockholders - basic	$0.02	$(0.07)
Income / (loss) per share attributable to Class A common stockholders - diluted	$0.02	$(0.07)

Weighted average Class A common shares - basic	39,156	30,262
Weighted average Class A common shares - diluted	40,338	30,262

NOTES

1. Includes stock-based compensation expense
Application cost of revenue	$176	$122
Consulting cost of revenue	362	222
Cost of revenue subtotal	538	344

Sales and marketing operating expense	884	513
Research and development operating expense	464	264
General and administrative operating expense	1,291	1,148
Operating expense subtotal	2,639	1,925

Total stock-based compensation expense	$3,177	$2,269

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)

Reconciliation of GAAP net income / (loss) and non-GAAP net income:
	Three Months Ended
	March 31,
	2010	2009

GAAP net income / (loss) reported above	$818	$(2,085)
Add back:

Revenue
Non-GAAP application revenue	153	513
Non-GAAP service revenue	-	13
Total Non-GAAP revenue	153	526

Expenses
Revenue review	-	1,354
Acquisition related transaction costs	539	-
Stock-based compensation expense	3,177	2,269
Amortization of acquired intangibles	3,074	3,572
	6,790	7,195

Other income
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	(885)	-

Non-GAAP net income	$6,876	$5,636

Non-GAAP net income per share
Basic	$0.18	$0.19
Diluted	$0.16	$0.18

Reconciliation of basic and fully diluted share count:
Basic	39,156	30,262
Add: Weighted Average - options and unreleased restricted stock	3,242	478
Weighted Average - Vurv escrow shares	-	478
Diluted	42,398	31,218

Taleo Corporation
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Cash flows from operating activities:
Net income / (loss)	$818	$(2,085)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	6,321	6,662
Loss disposal of fixed assets	58	-
Amortization of tenant inducements	(44)	(38)
Tenant inducements from landlord	114	-
Stock-based compensation expense	3,177	2,269
Excess tax benefit from stock options	(16)	-
Director fees settled with stock	60	64
Gain on remeasurement of previously held interest in Worldwide Compensation, Inc.	(885)	-
Bad debt expense / (reversal)	(93)	400
Changes in working capital accounts, net of effect of acquisition:
Accounts receivable	2,360	4,112
Prepaid expenses and other assets	(2,186)	(279)
Investment credit receivable	(714)	1,095
Accounts payable and accrued liabilities	2,001	(651)
Deferred revenue and customer deposits	438	1,848
Net cash provided by operating activities	11,409	13,397
Cash flows from investing activities:
Purchases of property and equipment	(6,482)	(2,162)
Acquisition of business, net of cash acquired	(13,381)	-
Net cash used in investing activities	(19,863)	(2,162)
Cash flows from financing activities:
Principal payments on loan and capital lease obligations	(414)	(325)
Payments for expenses associated with 2009 equity offering	(678)	-
Excess tax benefit from stock options	16	-
Treasury stock acquired to settle employee withholding liability	(474)	(118)
Proceeds from stock options exercised and ESPP shares	2,307	176
Net cash provided by / (used in) financing activities	757	(267)
Effect of exchange rate changes on cash and cash equivalents	169	(105)
Increase / (decrease) in cash and cash equivalents	(7,528)	10,863
Cash and cash equivalents:
Beginning of period	244,229	49,462
End of period	$236,701	$60,325
Supplemental cash flow disclosures:
Cash paid for interest	$7	$23
Cash paid for income taxes	$866	$201
Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$4,325	$1,633
Accrued stock offering cost	$3	$-